                                                                    ATTACHMENT B



                                                                  April 16, 1997




                                ACTUARIAL OPINION


The illustrations included in the prospectus have been based on assumptions and charges which are consistent with the provisions of the MarketLife contract. The rate structure of the contract has not been designed to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable for contract owners at the ages illustrated than for contract owners at other ages.




                          Mahir Dugentas, ASA, MAAA
                          Director of Pricing

                                 ATTACHMENT C



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 18 to the Registration Statement of The Travelers Fund UL for Variable Life Insurance (the "Trust") on Form S-6 (File No. 2-88637) of our report dated February 7, 1997, on our audit of the financial statements of the Trust, which report is included in the Trust's Annual Report for the year ended December 31, 1996 which is included in this Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm as experts in accounting and auditing under the caption "Independent Accountants".


COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
April 23, 1997

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
The Travelers Insurance Company:


We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants".


KPMG Peat Marwick LLP

Hartford, Connecticut
April 22, 1997

                                                                    ATTACHMENT B




                                                                  April 16, 1997




                                ACTUARIAL OPINION


The illustrations included in the prospectus have been based on assumptions and charges which are consistent with the provisions of the InVest contract. The rate structure of the contract has not been designed to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable for contract owners at the ages illustrated than for contract owners at other ages.



                            Mahir Dugentas, ASA, MAAA
                            Director of Pricing